Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Barclays PLC (“Barclays”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of securities to be issued by Barclays (the “Securities”). Such securities will be registered on one or more registration statements on Form F-3, or on such other form or forms promulgated by the U.S. Securities and Exchange Commission (the “SEC”) as may be necessary or advisable to effect such registration (each such registration statement, a “Registration Statement”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Director of Barclays or Company Secretary, and each of them, with full power in each of them to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any or all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Securities that is to be effective upon filing by Barclays pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

Date: May 3, 2011	By:	/s/ Marcus Agius
Marcus Agius Group Chairman

Date: May 3, 2011	By:	/s/ Robert E. Diamond, Jr.
Robert E. Diamond, Jr. Group Chief Executive (Principal Executive Officer)

Date: May 3, 2011	By:	/s/ Christopher Lucas
Christopher Lucas Group Finance Director (Principal Financial Officer and Principal Accounting Officer)

Date:	By:
David Booth Non-Executive Director

Date: April 21, 2011	By:	/s/ Sir Richard Broadbent
Sir Richard Broadbent Deputy Chairman and Senior Independent Director

Date: May 3, 2011	By:	/s/ Alison Carnwath
Alison Carnwath Non-Executive Director

Date: May 3, 2011	By:	/s/ Fulvio Conti
Fulvio Conti Non-Executive Director

Date: May 3, 2011	By:	/s/ Simon Fraser
Simon Fraser Non-Executive Director

Date: May 3, 2011	By:	/s/ Reuben Jeffery III
Reuben Jeffery III Non-Executive Director

Date: May 3, 2011	By:	/s/ Professor Sir Andrew Likierman
Professor Sir Andrew Likierman Non-Executive Director

Date: April 21, 2011	By:	/s/ Dambisa Moyo
Dambisa Moyo Non-Executive Director

Date: April 21, 2011	By:	/s/ Sir Michael Rake
Sir Michael Rake Non-Executive Director

Date: May 3, 2011	By:	/s/ Sir John Sunderland
Sir John Sunderland Non-Executive Director

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Barclays PLC (“Barclays”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of securities to be issued by Barclays (the “Securities”). Such securities will be registered on one or more registration statements on Form F-3, or on such other form or forms promulgated by the U.S. Securities and Exchange Commission (the “SEC”) as may be necessary or advisable to effect such registration (each such registration statement, a “Registration Statement”).

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints any Director of Barclays or Company Secretary, and each of them, with full power in each of them to act alone, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign one or more Registration Statements, any or all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Securities that is to be effective upon filing by Barclays pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date: May 3, 2011	By:	/s/ Martin Kelly
Martin Kelly
Authorized Representative in the United States